Exhibit 99.2

Palantir Technologies Inc.

Letter to Shareholders

November 7, 2022

I.
We are in the early stages of a significant transformation.

Our company is emerging as a dominant provider of foundational data platforms, generating approximately half a billion dollars in revenue every quarter.

We have crossed the billion-dollar mark in the United States market alone, more than doubling our business in two years.

In the twelve months that ended September 30, 2019, we generated $253 million of revenue in the United States. Three years later, we generated $1.1 billion of revenue, representing a 64% compound annual growth rate.

We now anticipate that individual regional markets within the United States, including, for example, the Midwest, the Southeast, New England, and Texas, all have the potential to develop into billion-dollar businesses on their own over the near term.

We are also seeing individual markets abroad, which were once an ancillary part of our operations, develop into significant businesses in their own right.

In the United Kingdom, for example, we generated $160 million in revenue in the twelve-month period that ended September 30, 2021. The following year, we generated $213 million, representing a year-over-year growth rate of 33%.

We believe that our revenue in the United Kingdom has the potential to grow significantly in the coming years.

Other countries will follow.

Many of the largest companies in the world are looking to their American peers for guidance, implicit or otherwise, regarding which software systems should stand at the center of their organizations.

It has been our experience, however, that some countries, particularly in continental Europe, including Germany, have fallen behind the United States in their willingness and ability to implement enterprise software systems that challenge existing habits and modes of operation.

There have been repeated attempts to build replicas of Silicon Valley in continental Europe, in Germany and elsewhere, but the results have been decidedly mixed.

We have found that large institutions in the United States have been far more willing to investigate the most significant sources of systemic dysfunction within their organizations, which in the current moment often relate to the ability or rather inability of an institution to metabolize its own data.

II.
We have at this point essentially captured the market of commercial enterprises and industrial leaders that were first to begin leveraging software to reshape their businesses.

And the remainder are now following.

The shift has been made possible by a more sophisticated and coherent commercial offering, which can now be deployed to new customers within minutes.

In the past, the time and effort required to build relationships with and deliver our software to customers weighed on our ability to expand at a pace commensurate with demand in the market. We were iterating and experimenting with building a software platform, and our customers were iterating and experimenting with us.

It was perhaps a necessary interregnum. Our approach, however, to the acquisition and onboarding of new customers has changed significantly, a shift made possible by a far more systematic and mechanized sales operation.

A pure software business has now emerged.

III.
Our software is at war, in Europe and around the world.

And software is the means by which nations both impose and defend their values.

Our third quarter, from a contracting perspective, points to the growing strength of our defense business in the United States.

We executed contracts in the third quarter of this year worth a total of $1.3 billion over time, with $987 million of the $1.3 billion coming from contracts entered into with the United States government alone.

The significant increase in contract value this quarter was principally driven by the expansion of our work with the United States military to support the deployment of artificial intelligence and machine learning capabilities to soldiers on the front lines.

We furthermore do not view the increase in contract value this quarter as an aberration but rather as a sign of a more fundamental shift in our business, from insurgent outsider to incumbent, particularly in the U.S. market.

IV.
There is a reason why the market is not overrun by competing enterprise software systems for integrating and then transforming data into something of operational value. They are extraordinarily difficult to build.

The lack of widespread development of competing offerings is principally a reflection of the distinct hurdles that must be overcome for a mere data integration platform to mature into a foundational system that can model the world.

One of those hurdles, and perhaps the one that we have been most focused on in the past decade, involves the development of a system for enabling users themselves to construct an architecture of the world within which they operate and then to create objects onto which data attaches.

The extent to which data gives life to those objects is what enables institutions to interrogate the information they have and drive decisions.

We have found that the additional commercial offerings that have emerged in recent years in the market have served to educate customers about the tensions and tradeoffs inherent in constructing an enterprise software system.

Where there was once a firm belief that the adoption of tools in isolation was sufficient for success in the long run, there is now a broader understanding that enterprises will only begin to be able to exploit the value of their data when their own offerings and applications are running on top of a broader and integrated platform.

V.
The number of new customers that are purchasing our software has more than doubled in the past year.

The speed with which our platforms are being adopted by new customers and the ease with which such platforms are being deployed is a reflection not only of the further maturation of the software itself but of its essential nature to modern life.

We are building the digital infrastructure that makes continued industrial progress in late capitalism possible.

The sustained increase in interest and orders for our software products, particularly in the United States, comes not in spite but because of the current moment of austerity and tightening credit conditions.

The metaverse and other idiosyncratic pursuits of the technocratic elite may be luxury goods. But foundational data platforms are not.

In the past, the managerial class that effectively runs most large commercial enterprises may have been rewarded for preparing elaborate data transformation plans without delivering any results.

That era, however, is coming to a close.

The mere declaration that one is adopting a functional enterprise software platform that conforms to certain ethical and legal requirements was never equivalent to adopting a functional enterprise software platform that conforms to certain ethical and legal requirements.

As Wittgenstein suggested, “To think one is obeying a rule is not to obey a rule.” (“[D]er Regel zu folgen glauben ist nicht: der Regel folgen.”)

Put differently, “it is not possible to obey a rule ‘privately’: otherwise thinking one was obeying a rule would be the same thing as obeying it.” (“Und darum kann man nicht der Regel ‘privatim’ folgen, weil sonst der Regel zu folgen glauben dasselbe wäre, wie der Regel folgen.”)

There exists a need to place software at the center of the modern enterprise. And the institutions that survive and emerge even stronger on the other side of this period of transition will be those that reject the theater of feigned engagement with effecting that outcome.

VI.
We have the privilege of planning and building a company for the long term.

The current shift in macroeconomic conditions has served to winnow the field of participants in the technology sector and will continue to do so.

Our ability to plan for the future is made possible because we have $2.4 billion in the bank and no debt.

We have also now generated $461 million in cash flow from operations over the past two years.

Our preparation for the current moment is anything but accidental.

We anticipated the present volatility and will continue to grow not in spite but because of it.

VII.

The strength of our engineers, those building our software products, often stems from their disinterest in grand unifying theories when it comes to the construction of software and how it should be built.

They see what works and discard what does not.

The rapid cycles of iteration that arise from this way of working are only possible if one remains relatively unbeholden to ideological ways of thinking.

As a result, we continue to recruit and retain talented minds wherever they happen to reside along the political spectrum, from radical leftists skeptical of institutional power to free speech absolutists resistant to liberal establishment orthodoxy.

It is our belief that most Americans are principally concerned with results. The theater and posturing of the political class, and the enforced duality of our current discourse, is a distraction for most.

The political and moral questions that seem to dominate the discussion often presuppose competency.

The question of whether an adversary on the battlefield should be eliminated can only really be asked if one has the technical capability to conduct the operation.

We are building software that makes those discussions possible, and the instruments we are crafting are sharp.

Sincerely,

Alexander C. Karp

Chief Executive Officer & Co-Founder
Palantir Technologies Inc.

Forward-Looking Statements
This letter contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our financial outlook, product development, distribution, and pricing, expected benefits of and applications for our software platforms, business strategy, and plans (including strategy and plans relating to our sales and marketing efforts, sales force, partnerships, and customers), investments in our business, market trends and market size, opportunities (including growth opportunities), our expectations regarding our recent and potential investments in, and commercial contracts with, various entities, our expectations regarding macroeconomic events and foreign currency fluctuations, and positioning. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “guidance,” “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “plan,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including in our annual report on Form 10-K for the fiscal year ended December 31, 2021 and other filings and reports that we may file from time to time with the SEC, including our current report on Form 8-K furnishing our earnings press release for the fiscal quarter ended September 30, 2022 and our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2022. In particular, the following factors, among others, could cause our results to differ materially from those expressed or implied by such forward-looking statements: our ability to successfully execute our business and growth strategy; the sufficiency of our cash and cash equivalents to meet our liquidity needs; the demand for our platforms in general; our ability to increase our number of new customers and revenue generated from customers; our ability to realize some or all of the total contract value of customer contracts as revenue, including any contractual options available to customers or contractual periods that are subject to termination for convenience provisions; our long and unpredictable sales cycle; our ability to successfully grow our direct sales force and to successfully execute our channel sales and other strategic initiatives with third parties; our ability to retain and expand our customer base; the fluctuation of our results of operations and our key business measures on a quarterly basis in future periods; the seasonality of our business; the implementation process for our platforms, which may be complex and lengthy; our ability to successfully develop and deploy new technologies to address the needs of our existing or prospective customers; our ability to make our platforms easier to install and consume; our ability to maintain and enhance our brand and reputation; our ability to maintain and enhance our culture as our business grows; news or social media coverage about us, including but not limited to coverage that presents, or relies on, inaccurate, misleading, incomplete, or otherwise damaging information; the impact of recent or future global macroeconomic and geopolitical events, such as Russia’s invasion of Ukraine, foreign currency fluctuations, or rising inflation or interest rates in the U.S. and in other countries, on the business and operations of our company or of our existing or prospective customers and partners; and any breach or access to customer or third-party data.
The forward-looking statements included in this letter represent our views as of the date of this letter. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this letter. Past performance is not necessarily indicative of future results.

Other Notes
This letter may contain statistical data, estimates, forecasts and statements that are based on independent industry publications or other publicly available information, as well as other information based on our internal sources. This information involves many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and other publicly available information. Accordingly, we make no representations as to the accuracy or completeness of that data nor do we undertake to update such data after the date of this letter.
This letter may refer to various growth rates when discussing our business. These rates reflect year-over-year comparisons unless otherwise stated.
By receiving this letter, you acknowledge that you will be solely responsible for your own assessment of the market and our market position and that you will conduct your own analysis and be solely responsible for forming your own view of the information provided, including regarding the potential future performance of our business.